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                      AMENDED AND RESTATED ESCROW AGREEMENT

1.       PARTIES.

1.1 This Amended and Restated Escrow Agreement (this "Agreement") is made and entered into effective as of December 16, 1999 (the "Effective Date"), by _______(the "Shareholder"), Softquad Acquisition Corp. ("SAC"), Softquad Software Ltd. ("Softquad USA") and Thomson Kernaghan & Co. Ltd. (the "Escrow Holder").

2.       RECITALS.

2.1 This Escrow Agreement is made with reference to the following facts and circumstances:

         (a) SAC is a wholly-owned subsidiary of Softquad USA. SAC and/or Softquad USA have committed to make a Qualifying Offer, as defined in a Lock Up Agreement between the Shareholder and SAC dated December 16, 1999 ("Lock Up Agreement"), to acquire all of the common shares of the Shareholder in Softquad Software Inc. ("Softquad Canada") namely nil common shares (the "Softquad Canada Shares") and to assume Softquad Canada's obligations with respecting any outstanding common stock purchase option agreements on the basis that Softquad USA would issue one Softquad USA common share upon the exercise of each option to purchase one Softquad Canada common share for the consideration set out in existing Softquad Canada option agreements. And whereas the Shareholder is entitled to purchase 5,000 common shares of Softquad Canada pursuant to existing stock option agreements (any Softquad USA common shares or Softquad Canada shares issued to the Shareholder upon exercise of rights to purchase common shares shall be referred to as the "Option Shares").

         (b) The Shareholder has agreed to tender Softquad Canada Shares to the Offeror(s) under the Qualifying Offer for:

                      (i)  nil common shares in Softquad USA; or
                      (ii) nil Exchangeable Shares in SAC which may be converted into an equivalent number of common shares of Softquad USA.

                      (either one referred to as the "Escrowed Shares")

         (c) The Escrow Holder shall release the number of Escrowed Shares and Option Shares to the Shareholder and transmit the share certificates representing such shares on the dates specified in section 4.1.

3.       ESCROW

3.1 By the execution of this Agreement, the Shareholder directs Softquad USA and/or SAC to deliver, upon completion of the Qualifying Offer and thereafter from time to time on the exercise of options, the certificates representing the Escrowed Shares and Option Shares to the Escrow Holder to be held, delivered and released in accordance with the terms of this Agreement.

3.2 The Escrowed Shares and Option Shares shall be represented by such number of certificates for such numbers of Escrowed Shares and Option Shares as the Shareholder shall specify, which certificates shall be registered in the name of the Shareholder.

3.3 In the event of any capital reorganization, consolidation, stock split or other corporate event which requires the Escrow Holder to surrender the Escrowed Shares and Option Shares to the transfer agent of SAC and/or Softquad USA, the Escrow Holder may effect such substitution. By virtue of this agreement, the Shareholder hereby provides to the Escrow Holder such rights, including irrevocable power of attorney to act on behalf of the Shareholder and to take such steps and execute such documents on behalf of the Shareholder as are necessary to effect the share substitutions, provided that the substituted shares shall remain subject to the terms hereof.



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3.4 Upon receipt of a written notice from the Shareholder advising the Escrow
Holder of the Shareholder's intention to exchange the SAC Exchangeable Shares for Softquad USA common shares, the Escrow Holder shall submit the Exchangeable Shares to the transfer agent of SAC and instruct Softquad USA to deliver the Softquad USA common shares to the Escrow Holder. By virtue of this agreement, the Shareholder hereby provides to the Escrow Holder such rights, including irrevocable power of attorney to act on behalf of the Shareholder and to take such steps and execute such documents on behalf of the Shareholder as are necessary to effect such exchanges, provided that the Softquad USA common shares issued in favour of the Shareholder shall remain subject to the terms hereof.

4.       RELEASE OF ESCROWED SHARES / RESALE OF ESCROWED SHARES / SHAREHOLDER
         RIGHTS

4.1      (a)      The Shareholder shall be held by the Escrow Holder and
                  shall be released (and certificates representing such shares shall be delivered to the Shareholders) on the following schedule:

                      (i)  nil Escrowed Shares on December 16, 2000;
                      (ii) nil Escrowed Shares on December 16, 2001; and
                      (iii) the balance of the Escrowed Shares on December 16, 2002.

         (b) Any Option Shares issued to the Shareholder shall be held by the Escrow Holder and shall be released (and certificates representing such shares shall be delivered to the Shareholders) on the following schedule:

                      (i) to a maximum of 1,666 Option Shares on December 16, 2000;
                      (ii) to a maximum of 1,666 Option Shares on December 16, 2001; and
                      (iv) the balance of the Option Shares on December 16, 2002.

         (c) Notwithstanding (a) and (b), in the event that a registration statement under the U.S. Securities Act of 1933 has not been filed by Softquad USA and declared effective by the Securities and Exchange Commission on or before October 31, 2000, all of the Escrowed Shares and Option Shares shall be immediately released from escrow.

4.2 The Shareholder agrees that the Shareholder shall not sell, transfer, assign, pledge, hypothecate, hedge or otherwise deal with the Escrowed Shares and/or Option Shares until such Escrowed Shares and/or Option Shares are released to the Shareholder in accordance with this Agreement.

4.3 Other than as set out in paragraph 4.2, nothing in this Agreement shall diminish the rights of the Shareholder (as a shareholder of SAC or Softquad USA) and without limiting the generality of the foregoing, the Shareholder shall retain voting control over the Escrowed Shares and Option Shares and shall be entitled to receive dividends, as and when declared and paid.

5.       TERMINATION.

5.1. This Escrow Agreement shall terminate on the earlier of: (a) the date on which all of the Escrowed Shares and Option Shares have been released from escrow; and (b) December 16, 2002.

6.       LIMITATION ON THE ESCROW HOLDER'S LIABILITY; INDEMNIFICATION.

6.1 The Escrow Holder shall not be liable to the Shareholder, or to any other person or entity for any action taken or omitted by it, except for the Escrow Holder's own negligence or wilfull misconduct. Without limiting the generality of the foregoing the Escrow Holder may rely upon, and shall be protected in acting or refraining from acting in reliance upon, any notice, certificate, instrument, request, paper or other document reasonably believed by it to be genuine and made, sent, signed or presented by the Shareholder, Softquad Canada, Softquad USA and/or SAC, or any other person or entity.



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6.2 The Escrow Holder shall not be responsible for the validity or enforceability of any provision of this Escrow Agreement, or for the execution thereof by any parties to this agreement, or for the truth or accuracy of any recitals or other statements of fact contained in this Escrow Agreement.

6.3 The Escrow Holder is not, and shall not be deemed for any purpose to be, a fiduciary under this Escrow Agreement or otherwise, for any party to this agreement, or for any other person or entity.

7.       MISCELLANEOUS PROVISIONS.

7.1 No amendment, modification, termination, or waiver of any provision of this Escrow Agreement, nor consent to any departure by the Shareholder or the Escrow Holder from any of its provisions, shall in any event be effective unless the same shall be in writing and signed by the other, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.2. All notices given under this Escrow Agreement shall be in writing, addressed to the parties as set forth below (except in the case of the Shareholder, in which event it shall be sent to the last address shown for the Shareholder in the relevant shareholders' register), and shall be effective on the earliest of (i) the date received, or (ii) if given by facsimile transmittal on the date given if transmitted before 5:00 p.m. the recipient's time, otherwise it is effective the next day, or (iii) on the second business day after delivery to a major international air delivery or air courier service (such as Federal Express or Network Couriers):

         If to the Escrow Holder:                If to SAC
     Thomson Kernaghan & Co. Ltd.            Softquad Acquisition Corp.
     365 Bay Street                          161 Eglinton Avenue East, Suite 400
     Toronto, Ontario M5H 2V2                Toronto, Ontario  M4P 1J5
     Attention: Lionel Conacher              Attention:  Roberto Drassinower
     Facsimile No. (416)  367-8055           Facsimile No. (416) 544-0300

     With a copy (that does not constitute       If to Softquad USA
         Notice) to:                         Softquad Software Ltd.
     John M. Mann                            161 Eglinton Avenue East, Suite 400
     Attorney at Law                         Toronto, Ontario  M4P 1J5
     2200 Post Oak Boulevard, Suite 614      Attention:  Roberto Drassinower
     Houston, Texas 77056-4706               Facsimile No. (416) 544-0300
     Facsimile No. (713) 622-7185
                                             With a copy (that does not
                                                 constitute notice) to:
                                             Blaney McMurtry Stapells Friedman
                                             20 Queen Street West, Suite 1400
                                             Toronto, Ontario  M5H 2V3
                                             Attention:  Arlene D. O'Neill
                                             Facsimile No. (416) 593-5437

7.3 No failure or delay on the part of the Escrow Holder in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

7.4 This Escrow Agreement shall be binding upon and inure to the benefit of the Shareholder, SAC, Softquad USA and the Escrow Holder, and their respective successors and assigns, except that the Shareholder may not assign or transfer any of its rights under this Escrow Agreement without the prior written consent of the Escrow Holder.



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7.5 The Shareholder agrees to pay on demand all costs and expenses incurred by the Escrow Holder in connection with the preparation, execution, delivery, filing, and administration of this Escrow Agreement, and of any amendment, modification, or supplement hereto, including, without limitation, the fees and out-of-pocket expenses of counsel for the Escrow Holder incurred in connection with advising the Escrow Holder as to its rights and responsibilities hereunder. The Shareholder also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of this Escrow Agreement, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Shareholder shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the issuance, transfer and deliver of any Escrowed Shares, and agrees to hold the Escrow Holder harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Escrow Agreement.

7.6 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada as applicable; provided, however, that if any provision of this Agreement is unenforceable under the laws of the Province of Ontario or the laws of Canada as applicable, but is enforceable under Delaware law, then such provision shall be governed by and interpreted in accordance with Delaware law. The parties agree that the courts of the Province of Ontario, Canada, shall have exclusive jurisdiction and venue for the adjudication of any civil action between them arising out of relating to this Agreement, and hereby irrevocably consent to such jurisdiction and venue.

7.7      This agreement may be signed in counterpart and by fax.

      IN WITNESS WHEREOF, the Shareholder and the Escrow Holder have executed this Escrow Agreement as of the Effective Date.


THOMSON KERNAGHAN & CO. LIMITED.            SOFTQUAD ACQUISITION CORP.


By _________________________________        By _________________________________



SOFTQUAD SOFTWARE LTD.


By _________________________________




____________________________________        ____________________________________
WITNESS                                     SIGNATURE OF  SELLING SHAREHOLDER

                                            ____________________________________



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